Filed Under Rule 424(b)(3)
File No. 333-146657

PROSPECTUS SUPPLEMENT NO. 1 TO
REGISTRATION STATEMENT DECLARED EFFECTIVE
ON OCTOBER 19, 2007

g8wave Holdings, Inc.

2,674,893 Shares of Common Stock

This Prospectus Supplement updates and should be read in conjunction with the Prospectus dated October 23, 2007 (the “Prospectus”), which is to be delivered with this Prospectus Supplement. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering, and therefore will not receive any proceeds from this offering, other than the exercise price, if any, to be received upon exercise of the warrants referred to in the Prospectus.

This Prospectus Supplement includes the following document, as filed by us with the Securities and Exchange Commission:

•	The attached Current Report on Form 8-K of g8wave Holdings, Inc. filed on November 5, 2007.

Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol “GEWV.OB”.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is November 5, 2007